UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On April 24, 2007, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the quarter ended March 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

      The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated April 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: April 24, 2007

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated April 24, 2007

ANADIGICS ANNOUNCES FIRST QUARTER RESULTS

First Quarter 2007 net sales of $49.6 million, ($50.1 million including discontinued operations); up 2.3% sequentially and 43% from year ago quarter
First Quarter net loss per share of $0.02 (including $0.02 loss per share from discontinued operations);
and income from continuing operations of $0.08 per share on a pro forma basis

WARREN, N.J., April 24, 2007—ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, reported first quarter 2007 net sales of $49.6 million, an increase of 2.3% compared with net sales of $48.5 million in the prior quarter, and an increase of 43% compared to net sales of $34.7 million in the year ago quarter, reflecting the exclusion of net sales of $0.5 million for first quarter 2007, $0.7 million for fourth quarter 2006, and $1.0 million for first quarter 2006 attributable to the discontinued operations of Telcom Devices, Inc.(a fiber optic subsidiary) sold in April 2007.

Net loss, including discontinued operations, was $1.2 million, or $0.02 per share, compared with net loss of $0.1 million, or $0.00 per share, in the prior quarter, and net loss of $4.6 million, or $0.12 per share, in the year ago quarter. Pro forma income from continuing operations for the first quarter 2007, which excludes non-cash stock compensation expense, was $3.7 million or $0.08 per share.

"I am very pleased with ANADIGICS performance in the first quarter bucking typical seasonality” said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS. “We are positioned for growth in the attractive Broadband wireless and wireline markets, and have announced our plans to jointly build, with Kunshan New and Hi-Tech Industrial Development Zone, the first world class GaAs wafer fab in China.”

As of March 31, 2007 cash and short and long-term marketable securities totaled $179.2 million compared with $83.5 million as of December. The increase of $95.7 million resulted primarily from the proceeds received from the public offering of common stock completed on March 14, 2007.

“Our continued improving financial results highlight a richer product mix and the latest public common stock offering that strengthens our balance sheet,” said Tom Shields, Executive Vice President and Chief Financial Officer. “The focus on core products balanced with continued strong market demand is expected to further strengthen our financial leverage.”

Outlook for the Second Quarter 2007

Net sales for the second quarter 2007 are expected to grow 5% to 7% sequentially. Net sales within this expected range would represent a 33% to 35% increase on a comparable basis with second quarter 2006 (excluding net sales of $0.9 million on discontinued operations for the second quarter 2006). Net income per share on a GAAP basis for the second quarter 2007 is expected to approximate $0.01 to $0.02 which, on a pro forma basis, excluding non-cash stock compensation expense, approximates $0.09 to $0.10 per share on an estimated weighted average common shares outstanding of 56.3 million.

The statements regarding outlook are forward looking and actual results may differ materially. Please see safe harbor statement at the end of the press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation and discontinued operations. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP. Reconciliations of reported net loss and reported loss per share to non-GAAP net income or loss and non-GAAP income or loss per share, respectively, are included at the end of this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 909-5202 (available until May 1).

Recent Highlights

February 13 - ANADIGICS Extends HELP3™ Family with Dual-Band WCDMA PA
February 14 - ANADIGICS Expands WiMAX Amplifier Portfolio to Include Solutions for Mobile Applications
February 28 - ANADIGICS Announces Public Offering of Common Stock
March 5 - ANADIGICS Launches Complete 3G HSPA Transmit Modules
March 14 - ANADIGICS Completes Public Offering of 8,625,000 Shares of Common Stock
March 29 - ANADIGICS Introduces Revolutionary ZeroIC™ CDMA Power Amplifiers
April 2 - ANADIGICS divests the assets of Telcom Devices Inc. (fiber optic wholly-owned subsidiary)
April 3 - ANADIGICS Website Redesign Delivers Improved Functionality
April 9 - ANADIGICS and Kunshan New and Hi-Tech Industrial Development Zone to Jointly Build a GaAs Wafer Fabrication Facility in China and Expected to Be Operational In the First Half of 2009

# # #
About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the rapidly growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2005, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three months ended
	March 31, 2007	April 1, 2006
	(Unaudited)	(Unaudited)

Net sales	$49,573	$34,695
Cost of sales	33,287	25,289
Gross profit	16,286	9,406
Research and development expenses	9,738	8,006
Selling and administrative expenses	7,359	5,264
Operating loss	(811)	(3,864)
Interest income	1,240	863
Interest expense	(625)	(1,288)
Loss from continuing operations	(196)	(4,289)
Loss from discontinued operations (1)	(965)	(348)
Net loss	$(1,161)	$(4,637)

Basic and diluted loss per share
Loss from continuing operations	$0.00	$(0.11)
Loss from discontinued operations (1)	$(0.02)	$(0.01)
Net loss	$(0.02)	$(0.12)

Weighted average common and
dilutive securities outstanding	48,314	38,376

Unaudited Reconciliation of GAAP to Pro Forma Non-GAAP Financial Measures

GAAP net loss	$(1,161)	$(4,637)
Stock compensation expense in continuing operations
Cost of sales	900	299
Research and development	1,500	568
Selling, general and administrative	1,476	545
Loss from discontinued operations (1)	965	348
Pro forma income (loss)	$3,680	$(2,877)

Pro forma basic income (loss) per share	$0.08	$(0.07)

(1) The loss from discontinued operations of $965 reflects the divestiture of Telcom Devices, Inc., comprising $490 from the loss on sale and $475 loss from operations in the first quarter 2007 and
$348 loss from operations in the first quarter 2006.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 31, 2007	December 31, 2006
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$65,560	$13,706
Marketable securities	103,918	60,892
Accounts receivable	29,682	26,707
Inventory	17,726	19,701
Prepaid expenses and other current assets	5,126	2,632
Assets of discontinued operations (1)	934	1,429
Total current assets	222,946	125,067

Marketable securities	9,759	8,884
Plant and equipment, net	48,035	41,259
Goodwill and other intangibles, net of amortization	5,918	5,929
Other assets	1,342	1,463
	$288,000	$182,602

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$19,301	$17,879
Accrued liabilities	4,656	5,588
Accrued restructuring costs	0	0
Current portion of long-term debt	0	0
Capital lease obligations	317	312
Liabilities of discontinued operations (1)	562	252
Total current liabilities	24,836	24,031

Other long-term liabilities	3,326	3,348
Long-term debt	38,000	38,000
Long-term capital lease obligations	1,384	1,463

Stockholders’ equity	220,454	115,760
	$288,000	$182,602

(1) On April 2, 2007, the Company disposed of the assets of its subsidiary, Telcom Devices, Inc.

*
The condensed balance sheet at December 31, 2006 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.